Exhibit 10.1

RESTRICTED STOCK AWARD
PURSUANT TO THE THERAGENICS CORPORATION
[1997] [2000] STOCK INCENTIVE PLAN

THIS AGREEMENT (sometimes referred to as this “Award”) is made as of the Grant Date, by Theragenics Corporation (the “Company”) to _____________________________ (the “Recipient”) subject to acceptance by the Recipient.

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference as part of this Agreement, the Company hereby awards as of the Grant Date to the Recipient the Restricted Shares (the “Restricted Stock Grant”). Underlined and capitalized terms in items A through D below shall have the meanings there ascribed to them.

A.	Grant Date: __________.

B.	Plan (under which Restricted Stock Grant is granted): Theragenics Corporation [1997] [2000] Stock Incentive Plan.

C.	Restricted Shares: ______________ shares of the Company’s common stock (“Common Stock”), subject to adjustment as provided in the attached Terms and Conditions.

D.
Vesting Schedule: The Restricted Shares shall vest in accordance with Exhibit 1 hereto. The Restricted Shares which have become vested pursuant to the Vesting Schedule are herein referred to as the “Vested Restricted Shares.”

IN WITNESS WHEREOF, the Company and the Recipient have executed this Agreement as of the Grant Date set forth above.

RECIPIENT	THERAGENICS CORPORATION

By:____________________________
________________________________
[Signature]	Title:___________________________

TERMS AND CONDITIONS TO THE
RESTRICTED STOCK AGREEMENT
PURSUANT TO THE THERAGENICS CORPORATION
[1997] [2000] STOCK INCENTIVE PLAN

1.        Restricted Shares Held by the Share Custodian. The Recipient hereby authorizes and directs the Company to deliver any share certificate issued by the Company to evidence Restricted Shares to the Secretary of the Company or such other officer of the Company as may be designated by the Committee (the “Share Custodian”) to be held by the Share Custodian until the Restricted Shares become Vested Restricted Shares in accordance with the Vesting Schedule. When the Restricted Shares become Vested Restricted Shares, the Share Custodian shall deliver the Restricted Shares to the Recipient. In the event that the Recipient forfeits any of the Restricted Shares, and the number of Vested Restricted Shares includes a fraction of a share, the Share Custodian shall not be required to deliver the fractional share, and the Company may pay the Recipient the amount determined by the Company to be the estimated fair market value therefor. The Recipient hereby irrevocably appoints the Share Custodian and any successor thereto, as the true and lawful attorney-in-fact of the Recipient with full power and authority to execute any stock transfer power or other instrument necessary to transfer the Restricted Shares to the Company in accordance with this Award, in the name, place, and stead of the Recipient. The term of such appointment shall commence on the date of the Restricted Stock Grant and shall continue until the Restricted Shares are delivered to the Recipient as provided above. In the event the number of shares of Common Stock is increased or reduced by a change in the par value, split-up, stock split, reverse stock split, reclassification, merger, reorganization, consolidation, or otherwise, the Recipient agrees that any certificate representing shares of Common Stock or other securities of the Company issued as a result of any of the foregoing shall be delivered to the Share Custodian and shall be subject to all of the provisions of this Award as if initially granted thereunder. To effect the provisions of this Section, the Recipient shall complete an irrevocable stock power in favor of the Share Custodian in the form attached hereto as Exhibit 2.

2.        Rights of a Shareholder. During the period that the Share Custodian holds the shares of Common Stock subject to Section 1, the Recipient shall be entitled to all rights applicable to shares of Common Stock not so held, except as otherwise provided in this award, including the right to receive dividends paid on Common Stock notwithstanding that all or some of the Restricted Shares may not be Vested Restricted Shares.

3.         Withholding. To the extent required by law, the Company shall have the right to require the Recipient to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirement, if any, upon the earlier of the vesting of the Restricted Shares or the effective date of an election pursuant to Section 83(b) of the Internal Revenue Code with respect to such Restricted Shares. The Recipient must pay the withholding tax (i) in cash; (ii) by certified check; or (iii) by tendering shares of Common Stock which have been owned by the Recipient for at least six (6) months prior to the date of exercise having a Fair Market Value equal to the withholding obligation.

4.       Restrictions on Transfer of Restricted Shares. Except for the transfer of any Restricted Shares by bequest or inheritance, the Recipient shall not have the right to make or permit to exist any transfer or hypothecation, whether outright or as security, with or without consideration, voluntary or involuntary, of all or any part of any right, title or interest in or to any unvested Restricted Shares. Any such disposition not made in accordance with this Award shall be deemed null and void. Any permitted transferee under this Section shall be bound by the terms of this Award.

5.        Additional Restrictions on Transfer. Certificates evidencing the Restricted Shares shall have noted conspicuously on the certificate a legend required under applicable securities laws or otherwise determined by the Company to be appropriate, such as:

Transfer is restricted

The securities evidenced by this certificate are subject to restrictions on transfer and forfeiture provisions which also apply to the transferee as set forth in a restricted stock agreement dated ________, a copy of which is available from the Company.

6.        Change in Capitalization.

(a)        The number and kind of unvested Restricted Shares shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision or combination of shares or the payment of a stock dividend in shares of Common Stock to holders of outstanding shares of Common Stock or any other increase or decrease in the number of shares of Common Stock outstanding is effected without receipt of consideration by the Company. No fractional shares shall be issued in making such adjustment.

(b)        In the event of a merger, consolidation, extraordinary dividend, spin-off, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or other reorganization of the Company, the Committee shall take such action to make such adjustments with respect to the unvested Restricted Shares, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the unvested portion of the Award, substituting cash, other securities, or other property to replace the unvested portion of the Award, or removing of restrictions on unvested Restricted Shares.

(c)        All determinations and adjustments made by the Committee pursuant to this Section will be final and binding on the Recipient. Any action taken by the Committee need not treat all recipients of awards under the Plan equally.

(d) The existence of the Plan and the Restricted Stock Grant shall not affect the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or part of its business or assets, or any other corporate act or proceeding.

7.        Governing Laws. This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no Restricted Shares shall be issued except, in the reasonable judgment of the Committee, in compliance with exemptions under applicable state securities laws of the state in which Recipient resides, and/or any other applicable securities laws.

8.        Successors. This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors, and permitted assigns of the parties.

9.        Notice. Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient. Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

10.        Severability. In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal, or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

11.        Entire Agreement. Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties with respect to the subject matter.

12.        Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

13.        No Right to Continued Retention. Neither the establishment of the Plan nor the award of Restricted Shares hereunder shall be construed as giving Recipient the right to continued employment with the Company or an Affiliate.

14.        Headings and Capitalized Terms. Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award. Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

15.        Definitions. As used in these Terms and Conditions and this Award:

“Change in Control” means any one of the following events which occurs following the Grant Date:

(1)        the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change in Control: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

(2)        individuals who as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(3)        the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(4)        approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as a director.

“Disability” means the inability of the Recipient to perform any of his duties for the Company and its Affiliates due to a physical, mental, or emotional impairment, as determined by an independent qualified physician (who may be engaged by the Company), for a ninety (90) consecutive day period or for an aggregate of one hundred eighty (180) days during any three hundred sixty-five (365) day period.

EXHIBIT 1

VESTING SCHEDULE

A.
One-third of the Restricted Shares shall become Vested Restricted Shares on each anniversary of the Grant Date; provided the Recipient is continuously a director or an employee of the Company or an Affiliate from the Grant Date through the applicable vesting date.

B.	Notwithstanding Section A above, Restricted Shares shall become Vested Restricted Shares upon the earliest of the following events:

1.	the date of the occurrence of a Change in Control;

2.	the date of the Director’s Disability;

3.	the date of the Director’s death; and

4.	subject to the sole discretion of the Board of Directors to vest or not vest the Restricted Shares at the time of such event, the date the Director resigns with the consent of the Board of Directors.

C.
Notwithstanding any other provision of this Vesting Schedule, Restricted Shares which have not become Vested Restricted Shares pursuant to Section A or B above as of the Recipient’s cessation of services as a director or an employee of the Company or an Affiliate shall be forfeited.

EXHIBIT 2

IRREVOCABLE STOCK POWER

The undersigned hereby assigns and transfers to Theragenics Corporation (the “Company”), ________ shares of the Common Stock of the Company registered in the name of the undersigned on the stock transfer records of the Company and represented by Stock Certificate No. ____________________ of the Company; and the undersigned does hereby irrevocably constitute and appoint ________________________________, his attorney-in-fact, to transfer the aforesaid shares on the books of the Company, with full power of substitution; and the undersigned does hereby ratify and confirm all that said attorney-in-fact lawfully shall do by virtue hereof.

Date:____________________________	Signed:____________________________

Print Name:_________________________

IN THE PRESENCE OF:

__________________________
(Print Name)

__________________________
(Signature)